Exhibit 99.1
NEWS RELEASE

Contact:	Trey Stolz
Director of Financial Planning & Analysis
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES REPORTS SENIOR MANAGEMENT CHANGES

FORT WORTH, TEXAS - September 30, 2020 - Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced the decision of CFO David Schorlemer to resign in order to pursue other interests. He will remain as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company until October 9, 2020.

"On behalf of the Board of Directors and the entire Company, I'd like to express our thanks to David for his leadership during a very challenging period for the industry," said Keith Schilling, President and Chief Executive Officer. "David was instrumental during a transformative era for the company, playing a key role in the acquisition and integration of C&J Well Services as well as assisting in a successful and significant cost reduction effort that leaves the Company in a stronger position to be the trusted production services provider in the United States. The team and I would like to wish David the greatest success in his next endeavor."

Following Mr. Schorlemer’s notification of his resignation, on September 29, 2020, the Board of the Company approved the appointment of Adam Hurley to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of October 10, 2020. Mr. Hurley will perform the functions of the Company’s principal financial officer and principal accounting officer. Mr. Hurley will no longer serve as Executive Vice President, Operations or as the Company’s principal operating officer.

The Board of the Company has also approved the appointment of James F. Newman to serve as Executive Vice President, Operations of the Company, effective as of October 10, 2020. Mr. Newman will perform the function of the Company’s principal operating officer.

In addition, the Compensation Committee of the Board and the Board approved the terms of a key executive employee retention plan for certain senior level employees. The Committee and the Board approved the Executive Retention Plan in recognition of the significant benefits to the Company in retaining such employees to continue their respective employment with the Company and assisting the Company by performing their respective duties.

About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, California, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota and Colorado. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the San Joaquin Basin, Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg

Exhibit 99.1
shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information on Basic Energy Services is available on the Company’s website at www.basices.com.

Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, including the recent acquisition of C&J, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil, including the recent significant decline in oil prices, and natural gas, local and global impacts of the COVID-19 virus, and the negative impacts of the delisting of the Company’s common stock from the NYSE. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.